Calculation of Filing Fee Tables
S-8
Reformation Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock reserved for issuance under the Amended and Restated Reformation Inc. 2019 Stock Option Plan	457(a)	5,007,970	$ 6.85	$ 34,304,594.50	0.0001381	$ 4,737.46
2	Equity	Common Stock reserved for issuance under the Reformation Inc. 2026 Omnibus Incentive Plan	457(a)	5,316,858	$ 17.00	$ 90,386,586.00	0.0001381	$ 12,482.39
3	Equity	Common Stock reserved for issuance under the Reformation Inc. Employee Stock Purchase Plan	457(a)	590,762	$ 17.00	$ 10,042,954.00	0.0001381	$ 1,386.93
Total Offering Amounts:						$ 134,734,134.50		$ 18,606.78
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 18,606.78
Offering Note
[1]	1a. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (the "Registration Statement") also covers an indeterminate number of additional shares of common stock, par value $0.0001 per share ("Common Stock") of Reformation Inc. (the "Registrant") that may be offered and issued to prevent dilution resulting from stock splits, stock distributions, recapitalizations or other similar transactions. 1b. Represents shares of Common Stock reserved for issuance pursuant to stock options outstanding under Reformation Inc.'s Amended and Restated 2019 Stock Option Plan as of the date of this Registration Statement. 1c. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act. The proposed maximum offering price per unit and maximum aggregate offering price are based upon $6.85, which is the weighted-average exercise price for shares of Common Stock issuable upon the exercise of options outstanding under Reformation Inc.'s Amended and Restated 2019 Stock Option Plan as of the date of this Registration Statement.

[2]	See note 1a. 2a. Represents shares of Common Stock reserved for issuance pursuant to the Reformation Inc. 2026 Omnibus Incentive Plan as of the date of this Registration Statement. 2b. Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(h) under the Securities Act. The fee is based on a price of $17.00 per share of Common Stock, which is the high-point of the estimated price range per share of Common Stock for the registrant's initial public offering of Common Stock pursuant to the Registrant's Registration Statement on Form S-1 (File No. 333-297039).

[3]	See note 1a. See note 2b. 3a. Represents shares of Common Stock reserved for issuance pursuant to the Reformation Inc. Employee Stock Purchase Plan as of the date of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources